Exhibit 10.24

CONSORTEUM HOLDINGS, INC.

INCENTIVE STOCK OPTION PLAN

1. PURPOSE.

This Incentive Stock Option Plan (the "Plan") is intended to promote the best interests of the Corporation and its shareholders by enabling the Corporation to attract and retain persons of ability as employees, providing an incentive to employees of the Corporation by affording them an equity participation in the Corporation and rewarding those employees who contribute to the operating progress and earning power of the Corporation.

2. DEFINITIONS.

The following terms shall have the following meanings when used in the Plan unless the context clearly otherwise requires:

(a) "Board of Directors" means the Board of Directors of the Corporation.

(b) "Code" means the Internal Revenue Code on the date hereof, as amended, or any successor provisions.

(c) "Controlling Participant" means any Eligible Employee who, immediately before any Option is granted to that particular Eligible Employee, directly or indirectly possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any parent or subsidiary corporation thereof, as such terms are defined in Section 425(e) and (f) of the Code, respectively).

(d) "Corporation" means Consorteum Holdings, Inc., a Nevada corporation, and any subsidiary corporation, as defined in Section 425(f) of the Code, to which the Board of Directors has determined to extend the application of this Plan.

(e) "Eligible Employee" means any employee of the Corporation.

(f) "Exercise Price" means the price at which a share of Incentive stock may be purchased by a particular Participant pursuant to the exercise of an Option, as determined in accordance with Article 7 hereof.

(g) "Incentive Stock" means the Common Stock of the Corporation, par value of $0.001 per share, issued pursuant to this Plan.

(h) "Incentive Stock Option Agreement" means an agreement by and between a Participant and the Corporation setting forth the specific terms and conditions of an Option as well as the specific terms and conditions under which Incentive Stock may be purchased by such Participant pursuant to the exercise of such Option. Such Incentive Stock Option Agreement shall be subject to the provisions of this Plan (which Plan shall be incorporated by reference into the Agreement) and shall contain such provisions as the Board of Directors, in its sole discretion, may authorize.

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(i) "Option" means the right of a Participant to purchase shares of Incentive Stock in accordance with the terms of this Plan and the Incentive Stock Option Agreement between such Participant and the Corporation.

(j) "Participant" means any Eligible Employee who is designated (in accordance with the provisions of Article 5 of this Plan) to be granted an Option and who is a party to an Incentive Stock Option Agreement.

(k) "Stock Option Committee" means any committee chosen by the Board of Directors to implement, interpret and administer this Plan.

3. ADOPTION AND ADMINISTRATION OF PLAN.

This Plan shall become effective upon its adoption by the Board of Directors; provided, however, that the shareholders of the Corporation shall approve this Plan, in accordance with applicable state law, within twelve (12) months before or after the adoption of this Plan by the Board of Directors. Upon such effectiveness, except as expressly limited in Articles 4 and 7 of this Plan and §§5(d) and 6(c) of this Plan, any action taken by the Board of Directors with respect to the implementation, interpretation or administration of this plan shall be final, conclusive and binding; provided, however, that to the extent not prohibited by the Business Corporation Law of 1988 of the Commonwealth of Pennsylvania, as amended, the Articles of the Corporation, the Bylaws of the Corporation or the Code, the Board of Directors may delegate (by resolutions adopted prior to or after the effectiveness of this Plan) any or all of its responsibilities hereunder to the Stock Option Committee and all references herein or in any Incentive Stock Option Agreement to the Board of Directors shall, to the extent applicable, be deemed to refer to and include the Stock Option Committee.

4. TOTAL NUMBER OF SHARES OF INCENTIVE STOCK.

The number of shares of Incentive Stock which may be issued in the aggregate by the Corporation under this Plan pursuant to the exercise of Options granted hereunder shall not be more than Fifty Million (50,000,000), which number may be increased only by a resolution adopted by the Board of Directors and approved within twelve (12) months after such adoption by the shareholders of the Corporation in accordance with applicable state law.

Such shares of Incentive Stock may be issued out of the authorized and unissued or reacquired Common Stock of the Corporation. Any shares subject to an Option which expires or is terminated unexercised as to such shares may again be subject to an Option under this Plan. To the extent there shall be any adjustment pursuant to the provisions of Article 11 hereof, the aforesaid number of shares shall be appropriately so adjusted.

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5. ELIGIBILITY AND AWARDS.

The Board of Directors shall designate, at any time, and from time to time thereafter: a) the Eligible Employees of the Corporation who shall be granted an Option; b) the number of shares of Incentive Stock which each Eligible Employee so designated may purchase pursuant to the exercise of an Option; c) the Exercise Price for each designated Eligible Employee; d) the other terms of each Eligible Employee's Option, including, without limitation, the term during which such Option shall be in effect, which term shall not be greater than ten (10) years for any Option, and provided, however, that the term shall not be greater than five (5) years for any Option granted to a Controlling Participant; and e) the restrictions, if any, applicable to the shares of Incentive Stock which each Eligible Employee so designated may purchase.

6. GRANT, EXERCISE AND TERMINATION OF OPTIONS.

(a) As soon as practicable after a designation is made by the Board of Directors pursuant to Article 5 hereof, the appropriate officer or officers of the Corporation shall give notice (written or oral) to such effect to each Eligible Employee of the Corporation so designated, which notice shall be accompanied by a copy or copies of the Incentive Stock Option Agreement to be executed by such Eligible Employee.

(b) Upon receipt of the notice specified in §6(a) hereof, an Eligible Employee so designated shall have an Option, and shall thereby become and be a Participant, only after the due execution by such Eligible Employee and the Corporation of an Incentive Stock Option Agreement (in such number as the Board of Directors shall determine) within such number of days from the giving of such notice as shall be specified in such notice (unless waived by the Corporation).

(c) Any Option granted pursuant to this Plan must be granted within ten (10) years from the date that this Plan is adopted by the Board of Directors or this Plan is approved by the stockholders of the Corporation, whichever is earlier.

(d) An Option of a Participant may be exercised during the period such Option is in effect and as set forth herein and in the Incentive Stock Option Agreement, and only if compliance with all applicable Federal and state securities laws can be effected, and may be exercised only by: i) such Participant's completion, execution and delivery to the Corporation of a notice of such Participant's exercise of such Option and an "investment letter" (if required by the Corporation) as supplied by the Corporation; and ii) the payment to the Corporation of the aggregate Exercise Price, as provided under Article 8 hereof, for the shares of Incentive Stock to be purchased pursuant to such exercise (as shall be specified by such Participant in such notice) in accordance with the terms of this Plan and the Incentive Stock Option Agreement. Except as specifically provided by a duly executed Incentive Stock Option Agreement or unless waived by the Board of Directors, an Option or any of the rights thereunder may be exercised by such Participant only, and may not be transferred or assigned, voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

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(e) Notwithstanding any terms or provisions of this Plan to the contrary, the Board of Directors may delegate to the appropriate officer or officers of the Corporation the authority to prepare, execute and deliver any Incentive Stock Option Agreement reflecting any option granted under this Plan; provided, however, that any such incentive Stock Option Agreement shall be consistent with the terms and conditions of this Plan.

7. PURCHASE PRICE OF INCENTIVE STOCK.

The determination of the Exercise Price shall be made by the Board of Directors, in its sole discretion, it being understood that the Exercise Price may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock of the Corporation on the date that such Option shall be granted; provided, however, that, if an Option shall be granted to a Controlling Participant, the Exercise Price may not be less than one hundred ten percent (110%) of the fair market value of the shares of Common Stock of the Corporation on the date that such Option is granted. The fair market value of the shares of Incentive Stock of the Corporation shall be determined for purposes of this Plan by the Board of Directors in accordance with the Code, and such determination shall be final, conclusive and binding upon each Participant and the Corporation for all purposes of this Plan.

8. PAYMENT FOR SHARES OF INCENTIVE STOCK.

Payment by each Participant for the shares of Incentive Stock purchased hereunder shall be made by good check or in accordance with the terms of any Incentive Stock Option Agreement executed by such Participant.

9. COSTS AND EXPENSES.

All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be paid by the Corporation; provided, however, that except as otherwise specifically provided in this Plan or the applicable Incentive Stock Option Agreement between the Corporation and a Participant, the Corporation shall not be obligated to any costs or expenses (including legal fees) incurred by any Participant in connection with any Incentive Stock Option Agreement, this Plan or any Option or Incentive held by any Participant.

10. NO PRIOR RIGHT OF AWARD.

Nothing in this Plan shall be deemed to give any officer or employee of the Corporation, or such person's legal representatives or assigns, or any other person or entity claiming under or through such person, any contract or other right to participate in the benefits of this Plan. Nothing in this Plan shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ any individual (whether or not a Participant). This Plan shall not affect in any way the right of the Corporation to terminate the employment of any individual (whether or not a Participant) at any time and for any reason whatsoever. No change of a Participant's duties as an employee of the Corporation shall result in a modification of the terms of any rights of such Participant under this Plan or any Incentive Stock Option Agreement executed by such Participant.

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11. CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the shareholders of the Corporation and the provisions of the Articles of Incorporation of the State of Nevada, as amended, the number of shares of Incentive Stock represented by the unexercised portion of an Option and the number of shares of Incentive Stock which has been authorized or reserved for issuance hereunder (whether such shares are unissued, reacquired or subject to an Option that expired, was surrendered or terminated unexercised as to such shares), as well as the Exercise Price of a share of Incentive Stock represented by the unexercised portion of an Option, shall be proportionately adjusted for: a) a division, combination or reclassification of any of the shares of Common Stock of the Corporation; or b) a dividend payable in shares of Common Stock of the Corporation.

12. AMENDMENT OR TERMINATION OF PLAN.

Except as otherwise provided herein, this Plan may be amended or terminated in whole or in part by the Board of Directors, in its sole discretion, but no such action shall adversely affect or alter any right or obligation with respect to any Option or Incentive Stock Option Agreement then in effect, except to the extent that any such action shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with the Code or any rule or regulation promulgated or proposed thereunder.

13. BURDEN AND BENEFIT.

The terms and provisions of this Plan shall be binding upon, and shall inure to the benefit of, each Participant and such Participant's executors and administrators, estate, heirs and personal and legal representatives.

14. HEADINGS.

The headings and other captions contained in this Plan are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Plan.

15. INTERPRETATION.

Notwithstanding any provision of this Plan or any provision of any Incentive stock Option Agreement to the contrary, this Plan and each Incentive Stock Option Agreement are intended to comply with all requirements for qualification under the Code and with any rule or regulation promulgated or proposed thereunder, and shall be interpreted and construed in a manner which is consistent with this Plan and each Incentive Stock Option Agreement being so qualified.

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UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF

CONSORTEUM HOLDINGS, INC.

The undersigned, being all of the directors and shareholders of CONSORTEUM HOLDINGS, INC. (the "Corporation"), a Nevada corporation, acting pursuant to the Nevada Corporation Law, hereby waive any notice requirement and consent in writing to the adoption of the following resolutions as though adopted at a duly noticed and called meeting of the directors held on January 1, 2012:

WHEREAS, pursuant to the Incentive Stock Option Plan of the Corporation (the "Plan"), and in recognition of the continuing contributions to the operating progress and earning power of the Corporation made by certain employees of the Corporation, the Corporation desires to offer certain shareholders an option for equity participation in the Corporation;

RESOLVED, THEREFORE, that the Plan is hereby adopted.

RESOLVED FURTHER, that the appropriate officer or officers of the Corporation, acting for and on behalf of the Corporation, shall be, and hereby are, authorized, empowered and directed to enter into and execute an Incentive Stock Option Agreement with each such employee, with such terms and provisions as the board of directors have approved.

RESOLVED FURTHER, a copy of each such Incentive Stock Option Agreement as executed be inserted in the Minutebook of the Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Combined Unanimous Written Consent of the directors and shareholders as of the date first above written.

/s/ Patrick Shuster
Secretary

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